Exhibit 10.3

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: August 11, 2023	Subscription Amount:	$	[_________]
Date of this Note: August 11, 2023	Original Issue Discount:	$	[_________]	[1]
Maturity Date: February 11, 2024	Original Principal Amount:	$	[_________]	[2]

1847 HOLDINGS LLC

20% OID SUBORDINATED NOTE

THIS 20% OID SUBORDINATED NOTE is one of a series of duly authorized and validly issued promissory notes of 1847 Holdings LLC, a Delaware limited liability company (the “Company”), designated as its 20% original issue discount subordinated promissory notes (this “Note” and, collectively with the other such notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to ______________________ or its registered assigns (“Holder”) the principal sum of $_________________2 (the “Original Principal Amount”) on the Maturity Date specified above (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note: (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement, and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(j).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

[1]	[Subscription Amount divided by 80%] less [Subscription Amount]
[2]	Subscription Amount divided by 80%

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(c)

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control Transaction” means the occurrence after the date hereof of any of: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion of the Notes), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Conversion” means a conversion of this Note pursuant to Section 4.

“Conversion Amount” shall have the meaning set forth in Section 4.

“Conversion Date” means the date of any Conversion following the occurrence of any Event of Default in accordance with the terms of this Note.

“Conversion Discount” means 10%.

“Conversion Price” means, on any day, the product of: (i) 100% less the Conversion Discount, and (ii) the VWAP as of such day.

“Conversion Shares” With respect to any Conversion of this Note (in whole or in part), a number of Common Shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the Conversion Amount of such Conversion by (y) the Conversion Price then in effect.

“Default Amount” means the sum of: (i) the product of (x) the outstanding balance of the Original Principal Amount of this Note and (y) 140%, plus (ii) all other amounts, costs, expenses, and liquidated damages due under or in respect of this Note, if any.

“Event of Default” shall have the meaning set forth in Section 7(a).

“Fundamental Transaction” shall have the meaning set forth in Section 5(j).

“Indebtedness” means any liabilities of the Company for borrowed money or amounts owed and all guaranties made by the Company of borrowed money or amounts owed by others.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“New York Courts” shall have the meaning set forth in Section 8(e).

“Note Register” shall have the meaning set forth in Section 2.

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Payment Amount” means the sum of: (i) the outstanding balance of the Original Principal Amount of this Note plus (ii) all other amounts, costs, expenses, and liquidated damages due under or in respect of this Note, if any.

“Permitted Indebtedness” means: (a) the Indebtedness evidenced by the Notes, (b) the Senior Indebtedness and all other indebtedness of the Company outstanding on the Original Issue Date, (c) Indebtedness, whether or not secured, incurred by 1847 ICU Holdings Inc. or any of the direct or indirect subsidiaries of 1847 ICU Holdings Inc. from AB Lending SPV I LLC d/b/a Mountain Ridge Capital or its affiliates or co-lenders in accordance, in all material respects, with the term sheet previously provided to the Placement Agent, or (d) other Indebtedness that is fully subordinated to the Indebtedness evidenced by the Notes pursuant to a subordination or intercreditor agreement reasonably satisfactory to the Lead Investor.

“Permitted Lien” means (i) Liens existing on the date hereof or to be incurred securing Permitted Indebtedness, (ii) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and securing amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens), (iii) deposits made (and the liens thereon) in the ordinary course of business of the Company (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts, (iv) Liens for taxes not yet due and payable or which are being contested in good faith, and (v) purchase money Liens relating to the acquisition of equipment, machinery or other goods of the Company.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of August 11, 2023 by and among the Company and the original Holders, as amended, modified, or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(b)(ii).

“Successor Entity” shall have the meaning set forth in Section 5(j).

“Trading Day” means any day on which the principal Trading Market is open for trading or quoting.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question, the NYSE American (or any successor thereto).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the lowest of the closing sale prices of the Common Shares on the five (5) Trading Days immediately prior to such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) (or a similar organization or agency succeeding to its functions of reporting prices), (b) if the Common Shares are not then listed or quoted for trading on a Trading Market, the lowest of the closing sale prices of the Common Shares on the five (5) Trading Days immediately prior to such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on a Trading Market, OTCQB or OTCQX and if prices for the Common Shares are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (d) in all other cases, the fair market value of a share of Common Shares as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Payment and Prepayment. On the Maturity Date the entire unpaid Payment Amount (or, if an Event of Default shall have previously occurred, the entire Default Amount) shall become due and payable. The Company may prepay this Note in full at any time after the Original Issue Date, and shall prepay this Note as required pursuant to Section 4.09 of the Purchase Agreement, in an amount equal to the Payment Amount (or, if an Event of Default shall have previously occurred, the Default Amount). The Company must provide at least ten (10) calendar days’ prior written notice to the Holder of any intended payment or prepayment under this Note following the occurrence of any Event of Default, during which time the Holder may convert this Note, in whole or in any part, pursuant to Section 4. Prepayment shall not be offered to any holder of Notes unless prepayment is offered pro rata to all holders of Notes on identical terms.

Section 3. Registration of Transfers and Exchanges.

(a) Different Denominations. This Note is exchangeable for an equal aggregate Original Principal Amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

(a) Conversion. Subject to Section 4.07 of the Purchase Agreement, on any date while this Note is outstanding and an Event of Default shall have previously occurred, the Holder shall have the right, at the Holder’s option, to convert the Default Amount of this Note, in whole or in part (as the case may be, the “Conversion Amount”), into Conversion Shares by following the mechanics of conversion set forth in Section 4(b).

(b) Mechanics of Conversion.

(i) Conversion Notice. Holder may, at any time and from time to time, convert all or any portion of the Conversion Amount of this Note into Conversion Shares at the Conversion Price, by delivering to the Company: (A) written notice of its election to convert this Note pursuant to this Section 4, including the Conversion Amount, and (B) in the case of a Conversion of the entire Conversion Amount of this Note, the original Note instrument (or a notice to the effect that such original Note has been lost, stolen or destroyed).

(ii) Delivery of Conversion Shares Upon Conversion. Not later than two (2) Trading Days after the Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder the Conversion Shares.

(iii) Failure to Deliver Conversion Shares. If, in the case of any Conversion, the Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares to rescind the Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares (if any) issued to such Holder pursuant to the rescinded Conversion Notice.

(iv) Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set off, counter claim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person (unless the Conversion would violate any law applicable to the Company), and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the Conversion Amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the Default Amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 4(b)(ii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Conversion Amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall prohibit the Holder from seeking to enforce damages pursuant to any other section hereof or under applicable law.

(v) Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Shares for the sole purpose of issuance upon Conversion, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes). The Company covenants that all Common Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if a registration statement covering the resale of the Conversion Shares is then effective under the Securities Act, shall be registered for public resale in accordance with such registration statement.

(vi) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(vii) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all transfer agent fees required for same-day processing of any conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares. The Company shall pay all attorney fees required for the issuance of attorney legal opinions for removal of restrictive legends on Conversion Shares.

(c) Holder’s Conversion Limitations. The Company shall not affect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Common Shares issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of Common Shares which are issuable upon: (i) conversion of the remaining, unconverted Conversion Amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(c) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which Conversion Amount of this Note is convertible shall be in the sole discretion of the Holder. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(c), in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as stated in the most recent of the following: (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of Common Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon conversion of this Note held by the Holder. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(c), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(c) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

Section 5. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding on or after the date of the occurrence (if any) of an Event of Default: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in Common Shares on Common Shares or any Common Shares Equivalents (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon conversion of, or payment of interest on, the Notes or the Company’s outstanding Preferred Shares), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding Common Shares into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Shares, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of Common Shares outstanding immediately after such event. Any adjustment made pursuant to this Section 5 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

(b) Subsequent Equity Sales. If at any time while this Note is outstanding on or after the date of the occurrence (if any) of an Event of Default, the Company issues or sells, announces any offer, sale, or other disposition of, or in accordance with this Section 5 is deemed to have issued, sold or granted (or makes an announcement regarding the same), any Common Shares and/or Common Shares Equivalents (including the issuance or sale of Common Shares owned or held by or for the account of the Company, but excluding any securities issued or sold or deemed to have been issued or sold solely in connection with an Exempt Issuance) for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price; provided, however, that the foregoing adjustment shall only be in effect one time only. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this Section 5(b)), the following shall be applicable:

(c) Issuance of Options. If, at any time while this Note is outstanding on or after the date of the occurrence (if any) of an Event of Default, the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options (as defined below) and the lowest price per share for which one Common Shares are at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Common Shares Equivalents issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Common Shares shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 5(c), the “lowest price per share for which one Common Shares are at any time issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Common Shares Equivalents issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Shares upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Common Shares Equivalents issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one Common Shares are issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Common Shares Equivalents issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Common Shares Equivalents issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Shares or of such Common Shares Equivalents upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such Common Shares upon conversion, exercise or exchange of such Common Shares Equivalents. “Option” means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities other than Exempt Issuances. “Convertible Securities” means any shares or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Common Shares.

(d) Issuance of Convertible Securities. If, at any time while this Note is outstanding on or after the date of the occurrence (if any) of an Event of Default, the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Common Shares Equivalents and the lowest price per share for which one share of Common Shares are at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Common Shares shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Common Shares Equivalents for such price per share. For the purposes of this Section 5(d), the “lowest price per share for which one Common Shares are at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Common Shares upon the issuance or sale of the Common Shares Equivalents and upon conversion, exercise or exchange of such Common Shares Equivalents or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Common Shares Equivalents for which one share of Common Shares are issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Common Shares Equivalents (or any other Person) upon the issuance or sale of such Common Shares Equivalents plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Common Shares Equivalents (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Shares upon conversion, exercise or exchange of such Common Shares Equivalents or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Common Shares Equivalents is made upon exercise of any Options for which adjustment of this Note has been or is to be made pursuant to other provisions of this Section 5(d), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

(e) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Common Shares Equivalents, or the rate at which any Common Shares Equivalents are convertible into or exercisable or exchangeable for Common Shares increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 5(a)), the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Common Shares Equivalents provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 5(e), if the terms of any Option or Common Shares Equivalents that was outstanding as of the date this Note was issued are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Common Shares Equivalents and the Common Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 5(e) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(f) Change in Option Price or Rate of Conversion. If any Option and/or Common Shares Equivalents and/or Adjustment Right (as defined below) is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such Option and/or Common Shares Equivalents and/or Adjustment Right (as defined below), the “Secondary Securities”), together comprising one integrated transaction, (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing) the aggregate consideration per share of Common Shares with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one Common Shares was issued (or was deemed to be issued pursuant to Section 5(a)(i) or 5(a)(ii) above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of the fair market value (as determined by the Holder in good faith) and the fair market value (as determined by the Holder) of such Common Shares Equivalents, if any, in each case, as determined on a per share basis in accordance with this Section 5(f). If any Common Shares, Options or Common Shares Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any Common Shares, Options or Common Shares Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the “VWAPs” of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any Common Shares, Options or Common Shares Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Shares, Options or Common Shares Equivalents (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company). “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale hereunder) of Common Shares (other than rights of the type described in Sections 5(c) and 5(d) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(g) Change in Option Price or Rate of Conversion. If the Company takes a record of the holders of Common Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Shares, Options or in Common Shares Equivalents or (B) to subscribe for or purchase Common Shares, Options or Common Shares Equivalents, then such record date will be deemed to be the date of the issuance or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(h) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time while this Note is outstanding on or after the date of the occurrence (if any) of an Event of Default, the Company grants, issues or sells any Common Shares Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(i) Pro Rata Distributions. During such time as this Note is outstanding on or after the date of the occurrence (if any) of an Event of Default, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Common Shares acquirable upon complete conversion of this Note (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Common Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(j) Fundamental Transaction. If, at any time while this Note is outstanding on or after the date of the occurrence (if any) of an Event of Default: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which, at any time while this Note is outstanding on or after the date of the occurrence (if any) of an Event of Default, holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(c) on the conversion of this Note), the number of Common Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Common Shares for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(c) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Shares in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(j) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(k) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding any treasury shares of the Company) issued and outstanding.

(l) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(m) Conversion Floor. Notwithstanding anything in Section 4 or Section 5 of this Note to the contrary, the Holder shall not be entitled to utilize a Conversion Price of less than $0.03 per share (subject to appropriate adjustment for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Shares).

Section 6. Negative Covenants. As long as any portion of this Note remains outstanding, unless the holders of a majority in Original Principal Amount of the then outstanding Notes (including the Lead Investor, if then a Holder) shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its Subsidiaries (if any) to, directly or indirectly:

(a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness;

(b) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder unless consented to by the Holder;

(c) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of Common Shares or Common Shares Equivalents other than as to (i) the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents, (ii) repurchases of Common Shares or Common Shares Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $25,000 for all officers and directors during the term of this Note, (iii) repurchases of Common Shares or Common Shares Equivalents, pursuant to existing repurchase agreements, provided that such repurchases shall not exceed an aggregate of $25,000 during the term of this Note, or (iv) Common Shares and Common Shares Equivalents which do not vest or are otherwise forfeited, provided (in case of forfeiture) that such Common Shares and Common Shares Equivalents are not acquired for cash;

(d) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than (i) the Notes if on a pro-rata basis, and (ii) regularly scheduled principal and interest payments under outstanding Indebtedness or Permitted Indebtedness;

(e) pay cash dividends or distributions on any equity securities of the Company;

(f) enter into any material transaction with any Affiliate of the Company, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

(g) create, permit or suffer to exist any Lien on any of its or any Subsidiaries properties and assets other than Permitted Liens; or

(h) enter into any agreement with respect to any of the foregoing.

Section 7. Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of the Payment Amount on the Maturity Date;

(ii) the Company’s listing on its current Trading Market shall have been terminated or suspended;

(iii) the Company shall fail to timely file any required periodic reports or other information required on the part of the Company under the Exchange Act;

(iv) the Company shall fail to deliver (or cause to be delivered) Conversion Shares upon any Conversion of this Note on the relevant Shares Delivery Date;

(v) the Company shall fail to observe or perform any other covenant or agreement contained in the Notes (other than a breach by the Company of its obligations to deliver Common Shares to the Holder upon conversion, which breach is addressed in clause (viii) below) or in any Transaction Document, which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) seven (7) Trading Days after the Company has become or should have become aware of such failure;

(vi) a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated, which default or event of default is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) seven (7) Trading Days after the Company has become or should have become aware of such failure;

(vii) the Company or any “Significant Subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X) shall cease operations, or make a make a public announcement to do so, or shall be subject to a Bankruptcy Event;

(viii) the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

(ix) the Company shall fail for any reason to deliver Conversion Shares to a Holder prior to the fifth (5th) Trading Day after a Conversion Date pursuant to Section 4(b) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof; and

(x) a final non-appealable judgment by any competent court in Canada or the United States for the payment of money in an amount of at least $50,000 is rendered against the Company, and the same remains undischarged and unpaid for a period of 45 days during which execution of such judgment is not effectively stayed.

(b) Remedies Upon Event of Default. If any Event of Default occurs, the Default Amount of this Note shall become immediately due and payable, at the Holder’s election, in cash or in Common Shares at the Conversion Price then in effect. Upon the payment or conversion in full of the Default Amount in accordance with the terms of this Note, the Holder shall promptly surrender this Note to or as directed by the Company. The Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 8. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth on in the Purchase Agreement, or such other, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 8(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Eastern time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation; Ranking. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note: (i) is a direct, subordinated debt obligation of the Company; and (ii) ranks junior to the Senior Indebtedness and pari-passu with all other Notes now or hereafter issued under the terms of the Purchase Agreement.

(c) Subordination. All claims of the Holder to principal, interest and any other amounts at any time owed under this Note (collectively, “Junior Indebtedness”) are hereby expressly subordinated in right of payment, as herein set forth, to the prior payment in full of all Senior Indebtedness (as defined below). No payment under Junior Indebtedness shall be made by the Company, nor shall the Holder exercise any remedies under the Junior Indebtedness (including taking any legal action (whether judicial or otherwise) to collect the Junior Indebtedness), if, at the time of such payment, exercise or immediately after giving effect thereto, (i) there shall exist any “Default” or “Event of Default” under any agreements governing any of the Senior Indebtedness or (ii) the maturity of any of the Senior Indebtedness has been accelerated and such acceleration has not been waived or such Senior Indebtedness has not been paid in full; provided, however, that (x) in the event that the holder of any Senior Indebtedness accelerates such Senior Indebtedness, then the Holder may accelerate the indebtedness evidenced by this Note, and (y) if the Company is permitted under the terms of the Senior Indebtedness to pay an amount due and owing under this Note and fails to make such payment, then so long as the terms of the Senior Indebtedness do not prohibit such action, the Holder may exercise its rights to be paid such amount, but only such amount (and Holder shall not be permitted to accelerate hereunder). Each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, shall be entitled to rely on the subordination provisions set forth in this Note. Upon the request of the Company or any holder of Senior Indebtedness, the Holder shall confirm (in writing) the above subordination provisions and shall execute and deliver such additional subordination agreements as any holder of Senior Indebtedness may require. For purposes hereof, “Senior Indebtedness” means, all indebtedness of the Company, whether outstanding on the date of the execution of this Note or thereafter created, to the following lenders to the Company: SILAC Insurance Company, Leonite Capital LLC, Leonite Fund I, LP and Mast Hill Fund, L.P.

(d) Lost or Mutilated Note. The Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the Original Principal Amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of New York, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(f) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(h) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(i) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(j) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

Section 9. Amendments; Waivers. Any modifications, amendments or waivers of the provisions hereof shall be subject to Section 5.05 of the Purchase Agreement.

Section 10. Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Holder in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Holder to the unpaid principal amount of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Holder’s election.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

1847 HOLDINGS LLC

By:
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

16